EXHIBIT 99.1
N E W S R E L E A S E

For Immediate Release
One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Reports 4Q15 Results; Files 2015 Form 10-K

•	Net loss attributable to The Phoenix Companies, Inc. of $21.4 million for 4Q15, $133.7 million for FY15

•	Holding company liquidity at $65.8 million at Dec. 31, 2015

•	Annuity deposits at $703.9 million, Saybrus Partners EBITDA increased to $8.1 million for 2015

•	Phoenix Life Insurance Company (“PLIC”) Statutory Surplus and AVR at $535.3 million, RBC at 409% at Dec. 31, 2015

•	PHL Variable Insurance Company (“PHL Variable”) Statutory Surplus and AVR at $209.3 million, RBC at 200% at Dec. 31, 2015

•	Nassau transaction expected to close in second quarter of 2016

Hartford, Conn., March 15, 2016 – The Phoenix Companies, Inc. (NYSE:PNX) today announced fourth quarter and full year 2015 financial results and filed its Annual Report on Form 10-K for the year ended December 31, 2015 (“2015 Form 10-K”) with the U.S. Securities and Exchange Commission (“SEC”).

CEO Comments

“In 2015, Phoenix repositioned our life companies with an intercompany reinsurance treaty that benefited statutory capital, and we implemented product changes that increased profitability. We also increased our distribution company’s revenue and EBITDA through growth in third-party business. At the same time, we made substantial progress on remediation and reducing financial reporting expenses,” said James D. Wehr, president and chief executive officer.

“In December, the merger transaction with Nassau Reinsurance Group received stockholder approval. We continue to progress through the required steps including insurance regulatory approvals and expect to close in the second quarter of this year,” Mr. Wehr said.

Fourth Quarter and Full Year 2015 Earnings Drivers

The net loss attributable to The Phoenix Companies, Inc. was $21.4 million for the fourth quarter of 2015, compared with a net loss attributable to The Phoenix Companies, Inc. of $140.3 million for the fourth quarter of 2014. The net loss attributable to The Phoenix Companies, Inc. was $133.7 million for full year 2015, compared with a net loss attributable to The Phoenix Companies, Inc. of $213.2 million for full year 2014.

Primary drivers of the quarterly loss:

•	Fourth quarter 2015 mortality was unfavorable compared with expectations, driven by unfavorable universal life experience.

•	Net other-than-temporary impairment losses of $9.3 million.

•	External financial reporting expenses of $9.0 million, which continue to decline but remain elevated.

•	An annual actuarial assumption unlock benefit of $4.0 million partially offset the negative drivers.

In addition to the items discussed above, primary drivers of the full year loss:

•	Full year 2015 mortality was unfavorable compared with expectations, driven by unfavorable universal life experience.

•	External financial reporting expenses of $51.9 million.

•	A $48.5 million charge to settle class actions relating to certain cost of insurance (COI) rate adjustments.

•	Derivative losses of $34.2 million, which were driven by volatility in equity markets and interest rates.

•	Net other-than-temporary impairment losses of $22.8 million.

•	A $34.3 million tax benefit partially offset the negative drivers.

Fourth Quarter and Full Year 2015 Earnings Summary

	For the Quarter Ended December 31,		For the Year Ended December 31,
($ in millions, except per share data)	2015	2014	2015	2014

Net income (loss)	$(21.4)	$(136.1)	$(127.0)	$(209.2)
Less: Net income (loss) attributable to noncontrolling interests	—	4.2	6.7	4.0
Net income (loss) attributable to The Phoenix Companies, Inc.	(21.4)	(140.3)	(133.7)	(213.2)

EARNINGS PER SHARE SUMMARY:
Net income (loss) attributable to The Phoenix Companies, Inc.
Basic	$(3.72)	$(24.40)	$(23.25)	$(37.09)
Diluted	$(3.72)	$(24.40)	$(23.25)	$(37.09)

Weighted average shares outstanding (in thousands)
Basic	5,751	5,750	5,751	5,748
Diluted	5,751	5,750	5,751	5,748

Realized and Unrealized Investment Gains and Losses

The primary drivers of the net realized losses for both the fourth quarter and the full year 2015 were other-than-temporary impairment losses and losses on derivatives.

•
Net other-than-temporary impairment losses were $9.3 million and $22.8 million for the fourth quarter and full year, respectively, and primarily include debt and equity securities within the energy sector. Credit impairments were significantly below long-term expectations.

•
Derivative losses were $2.7 million and $34.2 million for the fourth quarter and full year, respectively, and were driven primarily by volatility in interest rates and in the equity markets during the year.

Realized Investment Gains and Losses

	For the Quarter Ended December 31,		For the Year Ended December 31,
($ in millions)	2015	2014	2015	2014

Net realized investment gains (losses)	$(3.0)	$(14.7)	$(32.8)	$(41.2)
Net other-than-temporary impairment losses	$(9.3)	$(3.0)	$(22.8)	$(8.1)
Derivative gains (losses)	$(2.7)	$(22.3)	$(34.2)	$(66.7)

Unrealized Investment Gains

Net unrealized gains on available-for-sale debt securities decreased by $504.2 million to $197.1 million at Dec. 31, 2015 from $701.3 million at Dec. 31, 2014, due primarily to higher interest rates. After actuarial offsets and taxes, the accumulated other comprehensive loss increased by $31.8 million to $266.2 million at Dec. 31, 2015 from $234.4 million at Dec. 31, 2014.

Balance Sheet and Liquidity

•
At Dec. 31, 2015, holding company cash and non-affiliated securities, net of a $23.1 million contribution payable to PHL Variable, were $65.8 million, compared with $78.3 million at Dec. 31, 2014. The decrease was driven primarily by operating expenses of $52.9 million, which include external financial reporting expenses, and $33.1 million in capital contributions to benefit PHL Variable. The decrease was partially offset by $59.9 million in dividends received from PLIC during 2015. PLIC’s dividend capacity for 2016 is $37.2 million.

•
Total stockholders’ equity attributable to The Phoenix Companies, Inc. was $161.2 million at Dec. 31, 2015, compared with $326.6 million at Dec. 31, 2014. The decrease was driven primarily by the $133.7 million net loss and a $31.8 million loss of other comprehensive income (“OCI”).

•
Liquidity in the life companies remained strong with cash and cash equivalents, short-term investments, treasuries and agency mortgage-backed securities totaling $1.4 billion, or 10.7% of the fixed income portfolio, at Dec. 31, 2015, compared with $1.7 billion, or 12.7% of the fixed income portfolio, at Dec. 31, 2014.

•
The quality of the investment portfolio remained strong during 2015 with the proportion of below investment grade bonds as a percentage of total available-for-sale debt securities at 6.5% at Dec. 31, 2015, at the low end of Phoenix’s target range of 6% - 10%, compared with 6.7% at Dec. 31, 2014.

•	Phoenix has no debt maturities until 2032.

Balance Sheet

	December 31,		Change
($ in millions)	2015	2014

Total Assets	$21,091.9	$21,745.9	$(654.0)
Total Liabilities	$20,918.1	$21,399.3	$(481.2)
Indebtedness	$378.9	$378.9	$0.0
Accumulated Other Comprehensive Income (Loss)	$(266.2)	$(234.4)	$(31.8)
Total Stockholders’ Equity	$173.8	$346.6	$(172.8)

Operating Highlights

•
Annuity deposits of $703.9 million in 2015, primarily fixed indexed annuities, were down approximately 10% from 2014 levels after price and other product changes implemented had the intended effect of increasing annuity profitability and decreasing sales.

•	Life insurance annualized premium of $18.5 million in 2015 increased significantly year-over-year, driven by sales of term insurance.

•	2015 life insurance policy persistency, as measured by total individual life surrenders and life surrenders in the closed block, improved year-over-year.

•	2015 annuity persistency improved year-over-year.

•	Phoenix’s distribution company, Saybrus Partners’, revenue grew 15% year-over-year and EBITDA grew 29%, driven by growth in third-party business.

•
Full year 2015 mortality was unfavorable compared with expectations, with unfavorable experience in both the open and closed blocks. Fourth quarter 2015 mortality was unfavorable compared with expectations, driven by unfavorable universal life and closed block experience.

•
External financial reporting expenses of $51.9 million were down from $102.6 million in 2014. These external financial reporting expenses have included restatement, SEC reporting catch up, remediation and audit expenses.

	As of or for the Quarter Ended December 31,		As of or for the Year Ended December 31,
($ in millions, unless noted otherwise)	2015	2014	2015	2014

Annuity deposits	$107.9	$177.8	$703.9	$770.9
Net annuity flows (deposits less surrenders)	$(41.2)	19.6	$79.3	$112.5
Annuity funds under management ($ in billions)	$5.6	$5.7	$5.6	$5.7
Life insurance annualized premium	$4.9	$2.5	$18.5	$4.8
Gross life insurance in force ($ in billions)	$91.5	$95.8	$91.5	$95.8
Total individual life surrenders (annualized)	3.5%	4.7%	3.8%	4.3%
Total closed block life surrenders (annualized)	3.3%	4.3%	3.5%	4.1%
Total annuity surrenders (annualized)	10.6%	11.2%	11.0%	11.8%
Holding company cash and non-affiliated Securities	$65.8	$78.3	$65.8	$78.3
Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)	$2.6	$1.6	$8.1	$6.3
Saybrus Partners revenue	$12.9	$10.3	$43.3	$37.5

Full Year 2015 Statutory Results

As previously announced, Phoenix de-stacked its insurance company subsidiaries, effective July 1, 2015, which made all insurance company subsidiaries direct subsidiaries of Phoenix. Prior to the de-stacking, PLIC, already a direct subsidiary of Phoenix, was the indirect parent of PHL Variable, American Phoenix Life and Reassurance Company (“APLAR”) and Phoenix Life and Annuity Company (“PLAC”). The de-stacking was completed through an extraordinary dividend of PHL Variable, APLAR and PLAC from PLIC to Phoenix, based on the June 30, 2015 statutory carrying value of the three subsidiaries, which totaled $228.2 million.

The insurance company subsidiaries filed their unaudited statutory financial statements for the year ended Dec. 31, 2015 with the New York State Department of Financial Services and Connecticut Insurance Department, as appropriate, on Feb. 26, 2015. Highlights from the PLIC and PHL Variable filings:

•
PLIC reported a statutory net gain from operations of $40.8 million and a statutory net loss of $660.7 million (including the $687.9 million realized loss on the de-stacking) for the year ended Dec. 31, 2015, compared with a statutory net gain from operations of $116.2 million and statutory net income of $132.5 million for the year ended Dec. 31, 2014.

•
PLIC’s statutory surplus and asset valuation reserve was $535.3 million at Dec. 31, 2015, compared with $752.2 million at Dec. 31, 2014. The decrease was driven by a $262.2 million impact from the de-stacking that includes the carrying value of the de-stacked subsidiaries and related reduction of admitted deferred tax assets, as well as $59.9 million in dividends PLIC paid to the parent holding company and a $48.5 million charge related to a legal settlement recorded in the first quarter of 2015. These negative drivers were partially offset by the $153.5 million favorable impact of the intercompany reinsurance treaty between PLIC and PHL Variable executed in the second quarter.

•	PLIC’s risk-based capital (“RBC”) ratio was 409% at Dec. 31, 2015, compared with 334% at Dec. 31, 2014, primarily driven by the impact of the de-stacking.

•
PHL Variable reported a statutory net loss from operations of $11.8 million and statutory net loss of $14.0 million for the year ended Dec. 31, 2015, compared with a statutory net loss from operations of $37.5 million and a statutory net loss of $41.1 million for the year ended Dec. 31, 2014.

•
PHL Variable’s statutory surplus and asset valuation reserve was $209.3 million at Dec. 31, 2015, compared with $213.7 million at Dec. 31, 2014. The decrease was driven by adverse mortality and PHL Variable’s $36.4 million portion of the legal settlement referenced above. These negative drivers were partially offset by the $52.5 million favorable impact of the intercompany reinsurance treaty between PLIC and PHL Variable and $33.1 million in capital contributions from the holding company.

•	PHL Variable’s RBC ratio was 200% at Dec. 31, 2015, compared with 218% at Dec. 31, 2014.

Agreement and Plan of Merger with Nassau

On Sept. 29, 2015, Phoenix and Nassau Reinsurance Group Holdings L.P. (“Nassau”) announced that they had entered into a definitive agreement in which Nassau will acquire Phoenix for $37.50 per share in cash, or aggregate equity purchase price of $217.2 million. After completion of the transaction, Nassau will contribute $100 million in new equity capital into Phoenix to further stabilize and improve Phoenix’s balance sheet.

The transaction is expected to close in the second quarter of 2016, subject to approvals by regulatory authorities including Connecticut and New York insurance regulators and other closing conditions. The following is an update on progress toward completing the transaction:

•	On Dec. 17, 2015, Phoenix stockholders approved the adoption of the Agreement and Plan of Merger.

•
Nassau made the required filings requesting approval from the New York State Department of Financial Services and from the Connecticut Insurance Department on Nov. 6, 2015 and has since continued to provide supplemental information to the New York and Connecticut insurance regulators.

•	Phoenix filed its applications for change of control of equity ownership with FINRA with respect to its two broker dealers.

•	Both Phoenix and Nassau have filed the required notifications under the Hart-Scott-Rodino Act, and the Federal Trade Commission granted early termination of the waiting period on Oct. 26, 2015.

In addition, Phoenix received consent of bondholders holding the majority in principal amount of its 7.45% Quarterly Interest Bonds due 2032 (NYSE:PFX) to amend the indenture governing the bonds. While the amendment was proposed in connection with the merger, completion of the consent solicitation was not a condition to closing.

No Fourth Quarter Investor Conference Call

In light of the transaction with Nassau, Phoenix will not hold an investor conference call to review the fourth quarter and full year 2015 results. In addition to its 2015 Form 10-K, Phoenix is filing a financial supplement and an investor presentation with the SEC today. All materials relating to fourth quarter and full year 2015 financial information will be available on the company’s website, www.phoenixwm.com, in the Investor Relations section.

About Phoenix

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and has two insurance company operating subsidiaries: Phoenix Life Insurance Company, which has its statutory home office in East Greenbush, New York, and PHL Variable Insurance Company, which has its statutory home office in Hartford, Connecticut. For more information, visit www.phoenixwm.com.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to regulatory approvals and the expected timing, completion and effects of the merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of restatements of financial statements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, which could have a material adverse effect on us and our stock price; the inability to consummate the merger, or the inability to consummate the merger in the timeframe or manner currently anticipated, due to the failure to satisfy conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction could have a material adverse effect on us and our stock price. Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, no assurance can be given that such expectations will prove to have been correct and persons reading this material are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Except as required by law, we do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this material, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this material, such statements or disclosures will be deemed to modify or supersede such statements in this material.

THE PHOENIX COMPANIES, INC.
Consolidated Statements of Income and Comprehensive Income
Three and Twelve Months Ended December 31, 2015 and 2014

($ in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
REVENUES:
Premiums	$98.0	$91.2	$349.1	$332.1
Fee income	139.5	140.9	543.6	545.1
Net investment income	195.8	223.0	834.9	830.9
Net realized gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(8.5)	(3.0)	(20.8)	(7.7)
Portion of OTTI losses recognized in other comprehensive income (“OCI”)	(0.8)	—	(2.0)	(0.4)
Net OTTI losses recognized in earnings	(9.3)	(3.0)	(22.8)	(8.1)
Net realized gains (losses), excluding OTTI losses	6.3	(11.7)	(10.0)	(33.1)
Net realized gains (losses)	(3.0)	(14.7)	(32.8)	(41.2)
Total revenues	430.3	440.4	1,694.8	1,666.9

BENEFITS AND EXPENSES:
Policy benefits	310.9	324.0	1,186.6	1,119.2
Policyholder dividends	55.8	73.0	211.5	244.8
Policy acquisition cost amortization	6.0	46.5	77.8	119.6
Interest expense on indebtedness	7.1	7.1	28.3	28.3
Other operating expenses	73.2	91.6	349.9	350.2
Total benefits and expenses	453.0	542.2	1,854.1	1,862.1
Income (loss) from continuing operations before income taxes	(22.7)	(101.8)	(159.3)	(195.2)
Income tax expense (benefit)	(2.1)	32.3	(34.3)	10.5
Income (loss) from continuing operations	(20.6)	(134.1)	(125.0)	(205.7)
Income (loss) from discontinued operations, net of income taxes	(0.8)	(2.0)	(2.0)	(3.5)
Net income (loss)	(21.4)	(136.1)	(127.0)	(209.2)
Less: Net income (loss) attributable to noncontrolling interests	—	4.2	6.7	4.0
Net income (loss) attributable to The Phoenix Companies, Inc.	$(21.4)	$(140.3)	$(133.7)	$(213.2)

(Continued on next page)

THE PHOENIX COMPANIES, INC.
Consolidated Statements of Income and Comprehensive Income
Twelve Months Ended December 31, 2015 and 2014

(Continued from previous page) ($ in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
COMPREHENSIVE INCOME (LOSS):
Net income (loss) attributable to The Phoenix Companies, Inc.	$(21.4)	(140.3)	$(133.7)	$(213.2)
Net income (loss) attributable to noncontrolling interests	—	4.2	6.7	4.0
Net income (loss)	(21.4)	(136.1)	(127.0)	(209.2)
Other comprehensive income (loss) before income taxes:
Unrealized investment gains (losses), net of related offsets	(60.3)	5.3	(107.7)	66.5
Net pension liability adjustment	(2.5)	(85.3)	4.6	(80.2)
Other comprehensive income (loss) before income taxes	(62.8)	(80.0)	(103.1)	(13.7)
Less: Income tax expense (benefit) related to:
Unrealized investment gains (losses), net of related offsets	(32.1)	(24.9)	(71.3)	35.7
Net pension liability adjustment	—	—	—	—
Total income tax expense (benefit)	(32.1)	(24.9)	(71.3)	35.7
Other comprehensive income (loss), net of income taxes	(30.7)	(55.1)	(31.8)	(49.4)
Comprehensive income (loss)	(52.1)	(191.2)	(158.8)	(258.6)
Less: Comprehensive income (loss) attributable to noncontrolling interests	—	4.2	6.7	4.0
Comprehensive income (loss) attributable to The Phoenix Companies, Inc.	$(52.1)	(195.4)	$(165.5)	$(262.6)

EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations – basic	$(3.58)	$(24.05)	(22.90)	(36.48)
Income (loss) from continuing operations – diluted	$(3.58)	$(24.05)	(22.90)	(36.48)
Income (loss) from discontinued operations – basic	$(0.14)	$(0.35)	(0.35)	(0.61)
Income (loss) from discontinued operations – diluted	$(0.14)	$(0.35)	(0.35)	(0.61)
Net income (loss) attributable to The Phoenix Companies, Inc. – basic	$(3.72)	$(24.40)	(23.25)	(37.09)
Net income (loss) attributable to The Phoenix Companies, Inc. – diluted	$(3.72)	$(24.40)	(23.25)	(37.09)
Basic weighted-average common shares outstanding (in thousands)	5,751	5,750	5,751	5,748
Diluted weighted-average common shares outstanding (in thousands)	5,751	5,750	5,751	5,748

THE PHOENIX COMPANIES, INC.
Consolidated Balance Sheets

	As of December 31,
($ in millions, except share data)	2015	2014
ASSETS:
Available-for-sale debt securities, at fair value ( cost of $11,993.6 and $11,978.0)	$12,190.7	$12,679.3
Available-for-sale equity securities, at fair value (cost of $154.6 and $156.0)	182.0	179.5
Short-term investments	164.8	149.7
Limited partnerships and other investments	518.7	542.8
Policy loans, at unpaid principal balances	2,382.5	2,352.1
Derivative instruments	103.5	161.3
Fair value investments	165.0	235.4
Total investments	15,707.2	16,300.1
Cash and cash equivalents	627.3	450.0
Accrued investment income	179.2	176.7
Reinsurance recoverable	590.7	559.1
Deferred policy acquisition costs	941.1	848.6
Deferred income taxes, net	105.5	34.2
Other assets	361.7	311.3
Discontinued operations assets	42.8	45.2
Separate account assets	2,536.4	3,020.7
Total assets	$21,091.9	$21,745.9

LIABILITIES:
Policy liabilities and accruals	$12,342.7	$12,417.6
Policyholder deposit funds	4,333.2	3,955.0
Dividend obligations	716.8	916.8
Indebtedness	378.9	378.9
Pension and post-employment liabilities	361.6	380.0
Other liabilities	210.7	289.8
Discontinued operations liabilities	37.8	40.5
Separate account liabilities	2,536.4	3,020.7
Total liabilities	20,918.1	21,399.3

COMMITMENTS AND CONTINGENCIES (Notes 21, 22 and 23)

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 5.8 million and 5.8 million shares outstanding	0.1	0.1
Additional paid-in capital	2,632.9	2,632.8
Accumulated other comprehensive income (loss)	(266.2)	(234.4)
Retained earnings (accumulated deficit)	(2,022.7)	(1,889.0)
Treasury stock, at cost: 0.7 million and 0.7 million shares	(182.9)	(182.9)
Total The Phoenix Companies, Inc. stockholders’ equity	161.2	326.6
Noncontrolling interests	12.6	20.0
Total stockholders’ equity	173.8	346.6
Total liabilities and stockholders’ equity	$21,091.9	$21,745.9